Exhibit 99.1

Saba Announces Record Third Quarter Fiscal 2007 Results

GAAP Revenues Grow 36% from Prior Year; Generates Over $4 Million in Cash from Operations

Redwood Shores, Calif., March 29, 2007 – Saba (NASDAQ: SABA), the premier provider of human capital management (HCM) solutions, today reported financial results for its third quarter of fiscal year 2007 ended February 28, 2007.

Third Quarter Results

Total GAAP revenues in the third quarter of fiscal 2007 were $24.9 million, representing a 36% increase compared to $18.2 million in the same quarter last year. License revenue in the third quarter of fiscal 2007 was $4.5 million, representing a 25% decrease compared to $6.0 million in the same quarter last year and OnDemand revenue in the third quarter of fiscal 2007 was $4.3 million, representing a 172% increase compared to $1.6 million in the same quarter last year. Net loss was $1.2 million, or $0.04 per share on a basic and diluted basis, in the third quarter of fiscal 2007 compared to a net loss of $1.9 million, or $0.09 per share, in the same quarter last year.

On a non-GAAP basis, total revenues increased 30% to $25.4 million from $19.5 million in the third quarter of fiscal 2006. Non-GAAP net income in the quarter was $534,000, or $0.02 per share on a basic and diluted basis, compared to non-GAAP net income of $478,000, or $0.02 per share on a basic and diluted basis, in the third quarter of fiscal 2006.

Deferred revenue at February 28, 2007 was $29.1 million, a $1.5 million increase from $27.6 million at the end of the prior quarter and a 25% increase from $23.2 million in the same quarter of the prior year.

Cash generated from operations was $4.2 million during the quarter. Cash and short-term investments at the end of the third quarter of fiscal 2007 increased to $22.8 million.

“Our total revenues and earnings per share were affected by delays in completing a number of sizeable license transactions by quarter end and to stronger than expected OnDemand bookings relative to license bookings,” said Bobby Yazdani, Saba’s Chairman and CEO. “These OnDemand bookings contributed to over 172% OnDemand revenue growth over the third quarter of last fiscal year. We remain very optimistic about Saba’s growth given our product leadership, the market opportunity and the value that Saba’s solutions deliver to new and existing customers.”

Non-GAAP results are computed by adjusting GAAP results to exclude the amortization of acquisition-related intangibles, stock-based compensation expenses, the reversal of a prior-period restructuring charge and the write-down of acquired deferred revenue to fair value. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

Key Customer Wins and Significant Developments in the Second Quarter

During the quarter, Saba’s momentum continued as it signed deals for a number of enterprise and government customers, including: AMDF (Mexican Association of Ford Dealers), Bank of Tokyo-Mitsubishi UFJ, Cemex, Home Depot, IBM, Kohl’s, Kohler, LSI Logic, Nissan, Novartis, Renault, Swedish Social Insurance, T-Systems, Wyndham Worldwide, and UK Passport Service. Saba’s third quarter results reflect strength across key verticals, including the public sector, automotive, pharmaceuticals, financial services, retail, and technology industries.

The company also announced significant enhancements to its Saba Centra products for real-time learning and collaboration, including support for the Apple Macintosh platform, extended integration with the Blackboard Learning System, and enhanced support for the American Disabilities Act (ADA) Section 508 to aid visually and mobility-impaired users.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

•	For its fourth quarter of fiscal 2007 (May 31, 2007), Saba anticipates total revenues to range from $27.5 million to $29.5 million on a GAAP basis.

•	Saba anticipates net earnings per share for its fourth quarter of fiscal 2007 (May 31, 2007) to range from breakeven to $0.05 on a GAAP basis and from $0.05 to $0.10 on a non-GAAP basis.

The non-GAAP outlook excludes the estimated non-cash amortization of purchased intangibles ($929,000), charges related to stock-based compensation expenses ($550,000 to $650,000) and the write-down of acquired deferred revenue to fair value and amortization of acquired backlog ($100,000).

Conference Call

Saba will host a conference call on its third quarter fiscal year 2007 results at 2:00 p.m. Pacific Time. The call will be available via Web cast at http://investor.saba.com or by dialing +1-612-234-9960.

A replay of the call is scheduled to be available by calling +1-320-365-3844 and entering code 863719, after 5:30 p.m. Pacific Time on March 29, 2007 through 11:59 p.m. Pacific Time April 12, 2007.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated revenue and GAAP and non-GAAP per share earnings, non-cash amortization of purchased intangibles, charges related to stock-based compensation expense, the write-down of acquired deferred revenue to fair value, and amortization of acquired backlog and statements regarding Saba’s growth, product leadership, and market opportunity. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Legal Notice Regarding Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ: SABA) is the premier Human Capital Management (HCM) software and services provider, using a people-centric approach to increase productivity and performance. As a trusted partner, Saba enables the Aligned Enterprise™ for over 1,100 customers in 150 countries by providing an integrated people management system to continuously align goals, develop people, improve collaboration and increase visibility into organizational performance.

Saba customers include ABN AMRO, Alcatel, Bank of Tokyo-Mitsubishi UFJ, BMW, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Scotiabank, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Contact:

Peter Williams, Chief Financial Officer, +1-650-581-2500

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Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended February 28,		Nine months ended February 28,
	2007	2006 (A)	2007	2006 (A)
Revenues:
License	$4,482	$5,974	$17,586	$14,404
License updates and product support	8,262	5,162	22,968	14,170
OnDemand	4,258	1,564	11,591	3,205
Professional services	7,884	5,546	22,096	16,328

Total revenues	24,886	18,246	74,241	48,107

Cost of revenues:
Cost of license	206	240	983	534
Cost of license updates and product support	2,016	1,084	5,915	2,971
Cost of OnDemand	1,390	624	3,623	1,441
Cost of professional services	5,415	4,020	15,462	11,862
Amortization of acquired developed technology	295	98	884	98

Total cost of revenues	9,322	6,066	26,867	16,906

Gross profit	15,564	12,180	47,374	31,201
Operating expenses:
Research and development	3,762	3,448	12,032	8,963
Sales and marketing	9,621	7,067	28,867	18,291
General and administrative	2,660	2,318	8,797	5,496
In-process research and development	—	760	—	760
Amortization of purchased intangible assets	634	325	1,903	664

Total operating expenses	16,677	13,918	51,599	34,174

Loss from operations	(1,113)	(1,738)	(4,225)	(2,973)
Interest expense and other, net	(13)	(140)	(199)	(362)

Loss before provision for income taxes	(1,126)	(1,878)	(4,424)	(3,335)
Provision for income taxes	(112)	(66)	(412)	(100)

Net loss	$(1,238)	$(1,944)	$(4,836)	$(3,435)

Basic and diluted net loss per share	$(0.04)	$(0.09)	$(0.17)	$(0.19)

Shares used in computing basic and diluted net loss per share	28,662	20,674	28,617	18,490

(A)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	February 28, 2006	May 31, 2006 (A)

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,778	$23,029
Restricted cash	500	500
Accounts receivable, net	18,876	18,334
Prepaid expenses and other current assets	2,886	2,709

Total current assets	45,040	44,572

Property and equipment, net	2,827	2,172
Goodwill (B)	38,293	38,164
Purchased intangible assets, net	17,423	20,449
Other assets	863	1,018

Total assets	$104,446	$106,375

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,191	$8,782
Accrued compensation and related expenses	5,336	6,259
Accrued expenses	5,210	6,265
Deferred revenue	27,319	23,571
Current portion of debt and lease obligations	2,665	2,330

Total current liabilities	46,721	47,207

Deferred revenue	1,820	526
Accrued rent	2,783	2,833
Debt and lease obligations, less current portion	2,995	3,962

Total liabilities	54,319	54,528
Stockholders’ equity:
Common stock	29	84
Additional paid-in capital	250,580	247,661
Treasury stock	(232)	(232)
Accumulated deficit	(200,195)	(195,359)
Accumulated other comprehensive loss	(55)	(307)

Total stockholders’ equity	50,127	51,847

Total liabilities and stockholders’ equity	$104,446	$106,375

(A)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.
(B)	Goodwill includes a preliminary allocation of the purchase price for Centra Software, Inc. to acquired assets and assumed liabilities, and is subject to change.

Saba Software, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended February 28,		Nine months ended February 28,
	2007	2006	2007	2006
GAAP net loss	$(1,238)	$(1,944)	$(4,836)	$(3,435)

Plus:
Fair value adjustment to deferred revenue	424	1,202	4,174	2,173
Stock-based compensation expense	550	—	1,557	—
Amortization of acquired developed technology and purchased intangible assets	1,009	1,220	3,027	1,609
Facilities restructuring charges	(211)	—	(211)	—

Non-GAAP net income	$534	$478	$3,711	$347

Net income (loss) per share

GAAP net loss per share	$(0.04)	$(0.09)	$(0.17)	$(0.19)

Plus:
Fair value adjustment to deferred revenue	0.01	0.06	0.15	0.12
Stock-based compensation expense	0.02	—	0.05	—
Amortization of acquired developed technology and purchased intangible assets	0.04	0.06	0.11	0.09
Facilities restructuring charges	(0.01)	—	(0.01)	—

Non-GAAP net income per share	$0.02	$0.02	$0.13	$0.02

Weighted average shares used to compute net income (loss) per share:
Basic	28,662	20,674	28,363	18,490

Diluted	29,417	21,711	29,356	19,258

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with the Centra Software, Inc. and THINQ Learning Solutions, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results. However, license revenue related to THINQ Learning Solutions, Inc. was excluded from the Non-GAAP measures as the deferred license revenue at the time of acquisition was not indicative of the Company’s ongoing operating results.

Stock-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for the issuance of stock options and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Facilities Restructuring Charges

During 2006, the company implemented a restructuring program to consolidate excess facilities. In the third quarter of Fiscal 2007, the company reduced its restructuring reserve by $211,000 as a result of an amendment to its lease agreement. The adjustment is classified as general and administrative expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.